Exhibit 99.2

Certification of Vice President Finance & Administration, Chief Financial Officer and Secretary
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.  1350, as adopted), Jeffrey L. Garon, the Vice President Finance & Administration, Chief Financial Officer and Secretary of Silicon Storage Technology, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

In Witness Whereof, the undersigned has set his hand hereto as of the 14th day of May, 2003.

/s/ JEFFREY L. GARON
Jeffrey L. Garon
Vice President Finance & Administration, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to Silicon Storage Technology, Inc. and will be retained by Silicon Storage Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.